UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2021

Commission File Number	Name of Registrant, Address of Principal Executive Offices and Telephone Number	State of Incorporation	IRS Employer Identification No.
1-16681	Spire Inc. 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504
1-1822	Spire Missouri Inc. 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	43-0368139

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act (only applicable to Spire Inc.):

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock $1.00 par value	SR	New York Stock Exchange LLC

Depositary Shares, each representing a 1/1,000th interest in a share of 5.90% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $25.00 per share	SR.PRA	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure required by this item is included under Item 8.01 below and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included under Item 8.01 below and incorporated herein by reference.

Item 8.01 Other Events.

In February 2021, a wave of extreme, cold temperatures across the central U.S. increased the demand for natural gas while limiting the available supply of the commodity, significantly impacting market pricing in many parts of the Midwest. Spire Missouri was able to meet its customers’ needs as a result of robust supply and planning, including both storage and gas from the Spire STL Pipeline. While we were able to meet customer demand without disruption, the market prices for incremental purchases of natural gas were much higher than normal.

While Spire has sufficient liquidity to cover its purchased gas costs it is taking steps to ensure that its financial flexibility is maintained. As a result, Spire Missouri has entered into a loan agreement (the “Loan Agreement”) with U.S. Bank, as administrative agent, and the lenders party thereto. The Loan Agreement provides a $250 million, 364-day unsecured term loan, maturing on March 22, 2022, with an interest rate based on LIBOR plus 65 basis points, which carries no prepayment penalty, and has the same covenants as our Revolving Credit Facility dated October 31, 2018 as amended. The foregoing summary of the Loan Agreement is not complete and is qualified in its entirety by reference to the full text of the Loan Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Purchased gas costs are tracked and recovered through regulatory mechanisms, including the Purchased Gas Adjustment clause in Missouri. Spire is engaged with the Missouri Public Service Commission to determine how such costs should be addressed in order to achieve reasonably timely recovery while striving to minimize the impact on customers’ bills.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

10.1	Loan Agreement, dated March 23, 2021, by and among Spire Missouri Inc., as the Borrower, and five banks including U.S. Bank National Association, as the Administrative Agent
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spire Inc.
Date:	March 23, 2021	By:	/s/ Adam W. Woodard
Adam W. Woodard Vice President and Treasurer

Spire Missouri Inc.
Date:	March 23, 2021	By:	/s/ Adam W. Woodard
Adam W. Woodard Chief Financial Officer and Treasurer